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                          GENERAL MOTORS CORPORATION


                                   FORM 8-K

                                CURRENT REPORT

                        DATE OF REPORT - MARCH 13, 1995

                         FILED PURSUANT TO SECTION 13

                                    OF THE

                       SECURITIES EXCHANGE ACT OF 1934
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                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004



                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report
(Date of earliest event reported)  March 13, 1995
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                          GENERAL MOTORS CORPORATION
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            (Exact name of registrant as specified in its charter)


     STATE OF DELAWARE                  1-143                   38-0572515
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(State or other jurisdiction    (Commission File Number)    (I.R.S Employer
 of incorporation)                                           Identification No.)


   767 Fifth Avenue, New York, New York                          10153-0075
3044 West Grand Boulevard, Detroit, Michigan                     48202-3091
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  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code            (313)-556-5000
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ITEM 5.  OTHER EVENTS.

        On March 13, 1995, General Motors Corporation (GM) contributed approximately 173 million shares of its Class E common stock to its U.S. Hourly-Rate Employees Pension Plan (Hourly Plan). The contribution was valued at approximately $6.3 billion by an independent valuation advisor.
        GM is making the stock contribution as part of an aggressive plan to fund its U.S. pension plans. The U.S. Department of Labor cleared the way for the contribution when it granted GM a "prohibited transaction exemption," which is necessary when employees seek to contribute large blocks of employer stock to their pension plans, which exceed certain ERISA limitations.
        The 173 million shares of Class E common stock, plus another 17 million shares already held by the Hourly Plan, will be managed by an independent trustee, U.S. Trust Company of New York.
        In a statement, U.S. Trust said:  "We are very comfortable with the Class E common stock as a long-term investment and have a positive outlook with respect to EDS' potential for continued growth and success....
Sales of Class E common stock will be managed in a prudent manner consistent with maintaining an orderly market for the stock and with maximizing the value of the plan's investment in Class E stock. We have negotiated a registration rights agreement with GM that will permit us to accomplish this goal. ...[T]he Department of Labor exemption does not impose any deadlines on the plan for reducing its holdings, and we have determined that it is not necessary to reduce the plan's holdings of Class E common stock according to any pre-established timetable. We expect the plan to be a holder of a substantial number of shares of Class E common stock for many years."
        On a worldwide basis, GM's pension plans were unfunded by $12.6 billion at the end of 1994, compared with $22.3 billion at the end of 1993. The reduction in underfunded status is primarily attributed to cash contributions made during 1994, and an increase in the interest rate used to discount liabilities as a result of the general rise in U.S. interest rates in 1994.
        This contribution plus the $1.8 billion of cash contributions made since the beginning of 1995 brings GM's total 1995 contributions to the Hourly Plan to $8.1 billion. These contributions are fully deductible for income tax purposes.






                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GENERAL MOTORS CORPORATION
                                                --------------------------
                                                       (Registrant)



Date   March 14, 1995                           By
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                                                s/Wallace W. Creek
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                                                (Wallace W. Creek, Comptroller)